SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 16, 2003

X-RITE, INCORPORATED
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-14800 (Commission File Number)	38-1737300 (IRS Employer Identification no.)

3100 44th Street S.W. Grandville, Michigan (Address of principal executive office)		49418 (Zip Code)

Registrant's telephone number, including area code: (616) 534-7663

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated October 16, 2003.

Item 12.         Results of Operations and Financial Condition.

On October 16, 2003, X-Rite, Incorporated issued a press release announcing results for the third fiscal quarter of 2003. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2003	X-RITE, INCORPORATED (Registrant)
	By:	/s/ Mary E. Chowning Mary E. Chowning Chief Financial Officer

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EXHIBIT INDEX

99.1	X-Rite, Incorporated Press Release dated October 16, 2003.

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EXHIBIT 99.1

Mary E. Chowning, CFO
(616) 257-2777
mchowning@x-rite.com

X-RITE REPORTS RECORD THIRD QUARTER SALES

Highlights:

  Net sales of $26.8 million increased 20.6 percent over the third quarter of last year.
  Best third quarter sales in Company history.
  Operating income increased 102.2 percent to $0.6 million over the prior year.

GRANDVILLE, Mich., October 16, 2003 -- X-Rite, Incorporated (NASDAQ:XRIT), announced its financial results for the third quarter ended September 27, 2003 reflecting the fifth consecutive quarter of year-over-year sales growth.

The Company reported a 20.6 percent increase in net sales to $26.8 million for the quarter ended September 27, 2003, compared to $22.2 million last year. Operating income for the quarter was $0.6 million, an increase of 102.2 percent, compared to $0.3 million in the prior year. Net income for the quarter was $0.3 million, or 1 cent per diluted share, compared to $0.3 million, or 1 cent per diluted share in the same quarter of the prior year.

For the nine months ended September 27, 2003, net sales were $78.6 million, which is a 16.3 percent increase over the comparable prior year period sales of $67.6 million. Operating income for the current nine month period was $4.8 million, or nearly three times the operating income of $1.6 million reported one year ago. Net income for the same nine months was $3.3 million, or 16 cents per diluted share versus a net loss of $13.1 million, or 65 cents per share for the comparable period last year. The prior year loss included a $6.6 million write down of investments made by XR Ventures, and a charge for goodwill impairment of $7.6 million in connection with the adoption of new accounting rules.

Commenting on the quarter, Michael C. Ferrara, X-Rite’s Chief Executive Officer, said, “We are pleased with our financial results, particularly our record sales for the quarter. Sales improved 20.6 percent over the same period last year. This is the fifth straight quarter of year-over-year revenue growth for X-Rite. The three acquisitions made earlier this year have contributed approximately $3.6 million to our top line growth this year. We have a business model in place; we understand our markets; and are focused on meeting global customer needs. Our margins remained strong at 63 percent, and our profitability continues to improve with year-to-date operating income increasing $3.0 million, or 199 percent over the same period last year. While year-to-date operating expenses have increased11.6 percent over the prior year, they have actually decreased from 59.5 percent to 57.1 percent of our sales, reflecting our ability to leverage our costs as we continue to grow revenues.”

Ferrara continued, “Refocusing our energy and efforts on X-Rite’s core color businesses has proven to be a formula that works. We believe our focused strategy on color and our ability to execute, coupled with an improved capital spending environment in the U.S., will continue to provide double digit growth in revenue and a return to historical operating income levels. We will continue to work to increase profitability and generate strong returns for our shareholders.”

Page 2	X-Rite

Conference Call
The Company will conduct a live audio webcast discussing its third quarter results on Thursday, October 16, 2003 at 11:00 a.m. Eastern time. The call will be co-hosted by Michael C. Ferrara, the Company’s Chief Executive Officer and Mary E. Chowning, its Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.x-rite.com. Select the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite’s website shortly after the live broadcast.

About X-Rite
X-Rite is a leading provider of color measurement solutions comprised of hardware, software and services for the verification and communication of color data. The Company serves a broad range of industries, including photo, digital imaging, graphic arts, industrial and retail color matching, medical, and dental. X-Rite serves markets in over 70 countries with offices throughout Europe, Asia and the Americas. We welcome you to visit us at www.xrite.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to capital gross spending, the strength and expansion of our customer base, the ability to serve new customers and industry acceptance of our products. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company’s ability to improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company’s products and other risks described in the Company’s filings with the Securities & Exchange Commission.

        All product and service names are trademarks or registered trademarks of their respective owners.

Page 3	X-Rite

Consolidated Financial Highlights

(Unaudited - in thousands except EPS)

	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002

Net Sales	$26,818	$28,197	$23,625	$30,865	$22,246
Gross Profit	16,767	17,646	15,221	19,768	13,980
Gross Profit Percent	62.5%	62.6%	64.4%	64.0%	62.8%
Selling and Marketing	8,124	7,145	7,211	8,037	6,909
General and Administrative	3,943	4,466	3,352	3,843	3,893
R&D and Engineering	4,063	3,472	3,098	3,049	2,863

Operating Income	637	2,563	1,560	4,839	315

Write Down of Other Investments		(106)	(140)	(671)	-
Other Income (Expense)	(219)	308	40	138	34
Pre-tax Income	418	2,765	1,460	4,306	349

Net Income	$301	$1,961	$1,012	$3,701	$252

Earnings Per Share
Basic	$0.01	$0.10	$0.05	$0.18	$0.01
Diluted	$0.01	$0.10	$0.05	$0.18	$0.01

Average Shares Outstanding
Basic	20,533	20,250	20,231	20,224	20,215
Diluted	20,711	20,382	20,624	20,667	20,648

Cash and Investments	$8,719	$13,643	$12,407	$17,538	$14,032
Accounts Receivable	18,251	19,093	18,796	19,773	15,504
Inventory	16,051	15,050	14,054	14,080	14,626
Other Current Assets	3,060	3,316	4,291	2,743	5,053
Non-Current Assets	63,033	54,843	52,804	48,750	49,661

Total Assets	109,114	105,945	102,352	102,884	98,876
Current Liabilities	11,607	11,017	9,991	11,536	11,380
Noncurrent Liabilities	34,200	-	-	-	-

Total Liabilities	45,807	11,017	9,991	11,536	11,380

Shareholders' Equity	$63,307	$94,928	$92,361	$91,348	$87,496

Capital Expenditures	$652	$448	$1,163	$382	$543
Depreciation and Amortization	$1,389	$1,495	$1,307	$1,447	$1,253

International Sales	41.5%	44.9%	43.2%	42.3%	41.7%

Sales By Market Served (% of Total)
Industrial & Retail	37.6%	39.5%	35.9%	38.7%	35.5%
Graphic Arts	46.1%	43.5%	47.6%	41.8%	45.6%
Biodiagnostics	6.1%	6.6%	8.0%	7.0%	7.0%
Laboratory	10.2%	10.4%	8.5%	12.5%	11.9%

Page 4	X-Rite

Consolidated Financial Highlights, continued

(Unaudited - in thousands except EPS)

	Quarter Ended		Nine Months Ended

	September 27, 2003	September 28, 2002	September 27, 2003	September 28, 2002

Net Sales	$26,818	$22,246	$78,640	$22,246
Gross Profit	16,767	13,980	49,634	13,980

Gross Profit Percent	62.5%	62.8%	63.1%	62.8%

Selling and Marketing	8,124	6,909	22,480	6,909
General and Administrative	3,943	3,893	11,761	3,893
R&D and Engineering	4,063	2,863	10,633	2,863

Operating Income	637	315	4,760	315

Write Down of Other Investments	-	-	(246)	-
Other Income (Expense)	(219)	34	129	34

Pre-Tax Income (Loss)	418	349	4,643	349

Income (Loss) Before
Cumulative Effect of Change
in Accounting Principle	301	252	3,274	252

Cumulative Effect of Change
in Accounting Principle	-	-	-	-

Net Income (Loss)	$301	$252	$3,274	$252
Earnings (Loss) Per Share - Basic & Diluted:
Before Cumulative Effect of
Change in Accounting Principle	$0.01	$0.01	$0.16	$0.04
Cumulative Effect of Change
in Accounting Principle	-	-	-	-

Total Basic & Diluted EPS	$0.01	$0.01	$0.16	$0.04

Average Shares Outstanding
Basic	20,533	20,215	20,338	6,738
Diluted	20,711	20,648	20,572	6,883

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